UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2022

Investar Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 Coursey Blvd. Baton Rouge, Louisiana 70816
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	ISTR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     On April 18, 2022, Thomas C. Besselman, Sr. notified Investar Holding Corporation (the “Company”) of his resignation from the Board of Directors (the “Board”) of the Company, effective immediately, and his withdrawal as a director nominee for election at the 2022 Annual Meeting of Shareholders of the Company (the “2022 Annual Meeting”) on May 18, 2022. Mr. Besselman’s decision to resign from the Board did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

The Board accepted Mr. Besselman’s resignation and withdrawal as a director nominee, and reduced the size of the Board from twelve to eleven on April 20, 2022. Other than Mr. Besselman, the nominees named in the Company’s Definitive Proxy Statement (the “Proxy”) dated April 5, 2022 will stand for election at the 2022 Annual Meeting. No votes will be counted for the election of Mr. Besselman to the Board of the Company. The form of the proxy card included in the original distribution of the Proxy remains valid, and none of the other agenda items presented in the Proxy are affected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

April 21, 2022	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer